As filed with the Securities and Exchange Commission on August 24, 2012.

 Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BUFFALO WILD WINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	31-1455915 (I.R.S. Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota (Address of Principal Executive Offices)	55416 (Zip Code)

Buffalo Wild Wings, Inc. 2003 Equity Incentive Plan
(Full Title of the Plan)

Mary J. Twinem
Executive Vice President, Chief Financial Officer and Treasurer
Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard, Suite 1600
Minneapolis, Minnesota 55416
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service:  (952) 593-9943

Copies to:
Steven C. Kennedy
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota  55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☑ Accelerated Filer ⁬   Non-accelerated Filer ⁬ Smaller Reporting Company ⁬

Calculation of Registration Fee
Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, no par value per share	157,966	$75.37	$11,905,897.42	$1,364.42

(1)
This Registration Statement also will cover any additional shares of common stock, no par value (“Common Stock”) that become issuable under the Plan referenced above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq Global Market on August 22, 2012.

BUFFALO WILD WINGS, INC.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 157,966 shares of the Registrant’s common stock, no par value, to be issued pursuant to the Buffalo Wild Wings, Inc. 2003 Equity Incentive Plan (as amended through December 4, 2008) (the “2003 Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements previously filed with the Securities and Exchange Commission relating to the 2003 Plan (File Nos. 333-151137, 333-134513, and 333-110767) are incorporated by reference herein.

PART II

Item 8.   Exhibits.

4.1
Restated Articles of Incorporation, As Amended, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2008 (File No. 000-24743) filed with the Securities and Exchange Commission on August 8, 2008).

4.2
Amended and Restated By-Laws, As Amended, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-24743) filed with the Securities and Exchange Commission May 27, 2009).

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm.

24 .1	Powers of Attorney (included with signatures to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota on the 24th day of August, 2012.

BUFFALO WILD WINGS, INC.

By	/s/ Sally J. Smith
Sally J. Smith
Chief Executive Officer and President

We, the undersigned officers and directors of Buffalo Wild Wings, Inc., hereby severally constitute Sally J. Smith and Mary J. Twinem, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Buffalo Wild Wings, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 24, 2012 by the following persons in the capacities indicated:

Name	Title

/s/ Sally J. Smith	Chief Executive Officer, President and Director
Sally J. Smith
Principal Executive Officer

/s/ Mary J. Twinem	Executive Vice President, Chief Financial Officer and Treasurer
Mary J. Twinem
Principal Financial and Accounting Officer

/s/ Dale M. Applequist	Director
Dale M. Applequist

/s/ James M. Damian	Director, Chairman of the Board
James M. Damian

/s/ Michael P. Johnson	Director
Michael P. Johnson

/s/ Robert W. MacDonald	Director
Robert W. MacDonald

/s/ Warren E. Mack	Director
Warren E. Mack

/s/ J. Oliver Maggard	Director
J. Oliver Maggard

/s/ Jerry R. Rose	Director
Jerry R. Rose

INDEX TO EXHIBITS

No.	Description	Manner of Filing
4.1	Restated Articles of Incorporation, As Amended, of the Company	Incorporated by Reference

4.2	Amended and Restated By-Laws, As Amended, of the Company	Incorporated by Reference

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP	Contained in Exhibit 5.1 to this Registration Statement

23.2	Consent of Independent Registered Public Accounting Firm	Filed Electronically

24.1	Powers of Attorney	Included with signatures to this Registration Statement